UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                  (AMENDMENT 5)




                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                        Date of Report: September 6, 2001



                               Pacific Sands, Inc.
                               -------------------
                           (Exact name of registrant)




        Nevada                     00-29483                   88-0322882
(State of Incorporation)    (Commission file Number)   (I.R.S. Employer Id. No.)




                     601 W. Shaw Ave., #D, Clovis, CA     93612
                     --------------------------------     -----
               (Address of principal executive offices) (Zip Code)




Registrant's telephone number, including area code  (559) 325-7023
                                                    --------------

Item 4. Changes in Registrant's Accountant.

Effective October 5, 2000 the Registrant dismissed its prior independent auditor, Mr. Brad Haynes, CPA and retained its new independent auditors, Cacciamatta Accountancy Corporation.


Mr. Haynes' report on the Registrant' financial statements for calendar year ended July 1999 contained a qualified report regarding Registrant's ability to continue as a growing concern due to cumulative losses by Registrant. Mr. Haynes' report on the Registrant' financial statements for calendar year ended July 1999 did not contains no other adverse opinion or a disclaimer of opinion, and is not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change independent auditors was approved by Registrant's board of Directors.



From the date of engagement, December 7, 1999, and through the date of termination, October 5, 2000, there were no disagreements with Mr. Haynes in regard to accounting principals or practice, matters of disclosure, or auditing scope of procedure which disagreements if not resolved to the satisfaction of Mr. Haynes would have caused him to make reference to the subject matter of the disagreements in connection with the Registrant's reports.



Effective October 5, 2000, the Registrant retained Cacciamatta Accountancy Corporation to act as Registrant's independent accountant to audit Registrant's financial statements.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

(c) Exhibits


         16. Letter dated September 6, 2001, from Brad Haynes, CPA.




                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.



                                               Pacific Sands, Inc.
                                               -------------------
                                               (Registrant)


Date: September 6, 2001                        /s/      Stanley Paulus
                                               ------------------------------
                                               Stanley Paulus, President

BRAD B. HAYNES                                                   9005 Burton Way
CERTIFIED PUBLIC ACCOUNTANT                       Los Angeles, California  90048
                                                              Tel (310) 273-7417
                                                              Fax (310) 285-0865



September 6, 2001


Securities Exchange Commission
450 5th Street NW
Washington, D.C. 20549

        Re: Pacific Sands, Inc. 10-SB

To Whom it may concern:

I have no disagreements with item 4 (Changes in Registrant's Accountant).

Yours truly,

/s/  Brad B. Haynes
Brad B. Haynes

BBH:di